Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 33-81025) pertaining to the Reliv’ International, Inc. 1995 Stock Option Plan, (Form S-8, No. 333-67639) pertaining to the Reliv’ International, Inc. 1998 Distributor Stock Purchase Plan, (Form S-8, No. 333-67921) pertaining to the Reliv’ International, Inc. 401(k) Plan, (Form S-8, No. 333-34256) pertaining to the Reliv’ International, Inc. 1999 Stock Option Plan, (Form S-8, No. 333-67492) pertaining to the Reliv’ International, Inc. 2002 Stock Option Plan, and (Form S-8, No. 333-107914) pertaining to the Reliv’ International, Inc. 2003 Stock Option Plan of our reports dated March 14, 2005, with respect to the consolidated financial statements and schedule of Reliv’ International, Inc. and Subsidiaries, Reliv’ International, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Reliv’ International, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ Ernst & Young LLP
St. Louis, Missouri March 14, 2005